UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): December 31, 2015 (December 29, 2015)

PEEKAY BOUTIQUES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-193618	46-4007972
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

901 West Main Street, Suite A

Auburn, WA 98001

 (Address of principal executive offices)

1-800-447-2993

(Registrant's telephone number, including area code)

______________________________________________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

Amendment No. 1 to Janet Mathews Employment Agreement

On December 29, 2015 Peekay Boutiques, Inc. (the "Company") and Janet Mathews, the Company's Chief Financial Officer, Treasurer and Secretary, entered into Amendment No. 1 to Ms. Mathews' employment agreement. The Company and Ms. Mathews originally entered into the employment agreement on December 31, 2014.

The employment agreement, as amended, has an initial term of one year and then automatically renews for successive one year terms thereafter. Pursuant to the agreement, as amended, Ms. Mathews is entitled to an annualized base salary of $200,000 for the period from December 31, 2014 through June 30, 2015 and $225,000 thereafter. Ms. Mathew's base salary was increased to $225,000 upon entering into the amendment to her employment agreement, which provides that Ms. Mathews is entitled to base salary at the increased rate retroactively to July 1, 2015. The amendment also requires the Company to promptly make a payment to Ms. Mathews in the amount of $12,500 being the difference between the higher and lower base salary rate for the period from July 1, 2015 through December 31, 2015. Ms. Mathews is also eligible to receive a cash bonus of up to 30% of her base salary based upon the achievement of performance criteria that will be established by the board of directors and be based upon both Ms. Mathews performance and the Company's overall performance. Ms. Mathews will also be entitled to a special bonus in the amount of $100,000 upon the completion of the Company's next firm commitment underwritten offering of securities. Pursuant to her employment agreement, the Company also paid Ms. Mathews a special one-time bonus in the amount of $50,000 in April 2015. If Ms. Mathews is terminated without cause, then she would be entitled to continue to receive her base salary for the longer of one month or the remainder of the term of her employment agreement. Also if the Company completes a firm commitment public offering of its securities and Ms. Mathews resigns at any time following 12 months of the completion of such offering, the Company must pay Ms. Mathews $8,333.33 per month for up to twelve months provided that the Company's obligation to make these payments will cease upon Ms. Mathews obtaining other employment. Ms. Mathews' employment agreement contains restrictive covenants prohibiting her from owning or operating a business that competes with the Company or soliciting the Company's customers or employees for one year following the termination of her employment.

The foregoing is a summary description of certain terms of Amendment No. 1 to Ms. Mathews' employment agreement, by its nature, is incomplete. A copy of Amendment No. 1 to Ms. Mathews Employment Agreement is filed as Exhibit 10.1 to this report and is incorporated into this report by reference. All readers are encouraged to read the entire text of Amendment No. 1 to Ms. Mathews' employment agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure included in Item 1.01 of this report is incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 1 to Employment Agreement, dated December 29, 2015, between Janet Mathews and the Company.

10.2	Employment Agreement, dated December 31, 2014, between the Company and Janet Mathews (incorporated by reference to Exhibit 10.24 to the Company's Current Report on Form 8-K filed on January 6, 2015)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEEKAY BOUTIQUES, INC.

Dated: December 31, 2015	By:	/s/ Lisa Berman
Lisa Berman
Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 to Employment Agreement, dated December 29, 2015, between Janet Mathews and the Company.

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